Exhibit 99.1

[LETTERHEAD OF PEREGRINE SYSTEMS]

Peregrine	News Release

PEREGRINE SYSTEMS® TERMINATES ENGAGEMENT OF KPMG AS INDEPENDENT AUDITORS
Investor Relations: Kate Patterson Peregrine Systems, Inc. (858) 794-7561 kate.patterson@peregrine.com Media Relations: MeeLin Nakata Peregrine System, Inc. (858) 720-5609 meelin.nakata@peregrine.com

SAN DIEGO, May 28, 2002—Peregrine Systems, Inc. (NASDAQ: PRGN) today announced that its board of directors has terminated its engagement of KPMG as its independent auditors.

The company has previously stated that certain transactions involving revenue recognition, totaling as much as $100 million, have been called into question. In the course of the internal investigation being conducted by attorneys representing the company's audit committee, KPMG informed Peregrine that approximately $35 million of the questionable transactions were with KPMG and KPMG Consulting.

Peregrine believes that these transactions compromise the auditor independence requirements mandated by the Securities and Exchange Commission (SEC) and by Generally Accepted Accounting Principles. The company's decision to terminate KPMG's engagement as its auditors was not as a result of any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

KPMG was selected by Peregrine in April 2002 to replace Arthur Andersen LLP as the company's independent auditors.

Attorneys representing the company's audit committee have retained PricewaterhouseCoopers LLP to continue and complete the internal investigation previously begun by KPMG. Peregrine has initiated a search for new independent auditors and entered into discussions with candidate firms. Peregrine will announce the engagement of a new audit firm when the search process is completed.

 About Peregrine
Founded in 1981, Peregrine provides Infrastructure Management solutions, which enable companies to achieve a state of frictionless business. Its solutions reduce costs, improve profitability and release capital, generating a lasting and measurable impact on the productivity of assets and people. Headquartered in San Diego, Calif., Peregrine's software manages the entire lifecycle of an organization's assets, from IT equipment and fleets of vehicles to telecom and facility assets. In addition, its Employee Self Service solutions empower employees with anytime/anywhere access to these enterprise resources, services and knowledge—resulting in improved productivity and asset utilization. Peregrine also provides integration and adapter technology to allow its Infrastructure Management solutions to interoperate with other enterprise applications both inside organizations and between organizations. For more information, visit Peregrine's Web site at www.peregrine.com.

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Safe Harbor Statement
This press release contains forward-looking statements about Peregrine Systems' financial results for its fiscal years ended 2000, 2001 and 2002 and the Company's plans to retain new independent auditors. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially. An internal investigation of the Company's accounting has been commenced under the auspices of the audit committee of the board of directors. The Company may determine that further accounting adjustments should be made for the transactions and matters currently being evaluated. The Company may also identify additional transactions or matters that require accounting adjustments. Additional factors that could cause results to differ also include discussions with, or actions required by, the Securities and Exchange Commission. Further, the Company's process of locating and retaining new independent auditors may be delayed as a result of a variety of factors, including auditor independence issues in other firms and the general availability of personnel at particular audit firms to undertake the audit.

The time required to complete the audit committee's investigation and to permit the company's auditors to complete their audit will depend on the scope and magnitude of the accounting inaccuracies that are discovered, and it is not known at this time whether the company will be able to comply with the ordinary filing deadline for its annual report on Form 10-K. Uncertainty concerning the company's business and financial results could impair its relationships with customers, which could adversely affect its revenues in future periods. More information on risks and uncertainties related to the company and its business may be found in the company's quarterly and annual reports filed with the Securities and Exchange Commission.

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Peregrine Systems is a registered trademark of Peregrine Systems, Inc. All other trademarks are the property of their respective owners.